UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

Beam Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39208	81-5238376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Main Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 327-8775

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2023 (the “Execution Date”), Beam Therapeutics Inc. (“Beam” or the “Company”) entered into a Transfer and Delegation Agreement (the “Transfer Agreement”) with Eli Lilly and Company (“Lilly”), pursuant to which Lilly acquired, as of the Execution Date, certain assets and other rights under Beam’s amended collaboration and license agreement (the “Collaboration Agreement”) with Verve Therapeutics, Inc. (“Verve”), including Beam’s opt-in rights to co-develop and co-commercialize Verve’s base editing programs for cardiovascular disease, which consist of programs targeting PCSK9, ANGPTL3 and an undisclosed liver-mediated, cardiovascular target. In addition, Lilly acquired the right to receive any future milestone or royalty payments payable to Beam under the Collaboration Agreement. Under the terms of the Transfer Agreement, Beam will receive a $200 million upfront payment and is eligible to receive up to $350 million in potential future development-stage payments upon the completion of certain clinical, regulatory and alliance events.

Additionally, on the Execution Date, Beam and Lilly entered into a Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale and issuance of 2,004,811 shares (the “Shares”) of Beam's common stock, par value $0.01 per share (the “Common Stock”), to Lilly at a price of $24.94 per share, which is equal to a 15% premium to the volume-weighted average share price of the Common Stock over the 30 trading days prior to the Execution Date, for an aggregate purchase price of approximately $50 million. The sale of the Shares closed on the Execution Date. The Purchase Agreement contains customary representations, warranties and covenants of each party. Pursuant to the terms of the Purchase Agreement, Lilly has agreed not to, and to cause its affiliates not to, sell or transfer any of the Shares for a period of nine months following the date of issuance of the Shares, subject to specified conditions and exceptions.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the sale of the Shares set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company issued the Shares in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Beam is relying on this exemption from registration for private placements based in part on the representations made by Lilly, including that Lilly is acquiring the Shares for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and an appropriate legend will be applied to the Shares. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

Item 8.01 Other Events.

On October 31, 2023, Beam issued a press release announcing the entry of Beam and Lilly into the Transfer Agreement and the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release issued by Beam Therapeutics Inc., dated October 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM THERAPEUTICS INC.

Date:	October 31, 2023	By:	/s/ John Evans
John Evans Chief Executive Officer